   As filed with the Securities and Exchange Commission on November 22, 2000
                                                  Registration No. 333-
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                       Leap Wireless International, Inc.
            (Exact name of registrant as specified in its charter)

                               ----------------

                  Delaware                                       33-0811062
        (State or other jurisdiction                          (I.R.S. Employer
      of incorporation or organization)                     Identification No.)

                          10307 Pacific Center Court
                          San Diego, California 92121
                                (858) 882-6000
  (Address of principal executive offices, including zip code, and telephone number)

                               ----------------

           LEAP WIRELESS INTERNATIONAL, INC. 2000 STOCK OPTION PLAN
                           (Full title of the plan)

                                HARVEY P. WHITE
                            Chief Executive Officer
                       Leap Wireless International, Inc.
                          10307 Pacific Center Court
                          San Diego, California 92121
                                (858) 882-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

                            BARRY M. CLARKSON, ESQ.
                               Latham & Watkins
                          701 "B" Street, Suite 2100
                          San Diego, California 92101
                                (619) 236-1234

                               ----------------

                        CALCULATION OF REGISTRATION FEE

=============================================================================================
                                                    Proposed       Proposed         Amount
                                      Amount        Maximum        Maximum            of
    Title of Securities to be         to be      Offering Price   Aggregate      Registration
           Registered              Registered(1)   Per Share    Offering Price       Fee
---------------------------------------------------------------------------------------------
Common Stock, $.0001 par value
 (3).............................   2,250,000       $36.625(2)   $82,406,250(2)    $21,756
=============================================================================================

(1) A maximum of 2,250,000 shares of common stock were reserved for issuance under the Leap Wireless International, Inc. 2000 Stock Option Plan (the "Plan"). All shares reserved for issuance under the Plan are being registered hereunder. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.

(2) Estimated in accordance with Rule 457(h) for purposes of computing the registration fee for shares for which the offering price cannot be presently determined. The Proposed Maximum Offering Price is $36.625 per share of common stock, which is based on the average of the high and low prices for the Registrant's common stock as reported on the Nasdaq National Market System on November 20, 2000.

(3) Each share of common stock includes a right to purchase one one-thousandth of a share of Series A Junior Participating preferred stock, par value $.0001 per share.
================================================================================

                                     Part I

Item 1. Plan Information.

   Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

   Not required to be filed with this Registration Statement.

                                    Part II

Item 3. Incorporation of Documents by Reference.

   The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the SEC:

  . Our Annual Report on Form 10-K for the fiscal year ended August 31, 1999 filed with the SEC on October 20, 1999, Amendment No. 1 thereto filed on Form 10-K/A with the SEC on December 13, 1999 and Amendment No. 2 thereto filed on Form 10-K/A with the SEC on June 28, 2000;

  . Our Transition Report on Form 10-K for the transition period from September 1, 1999 to December 31, 1999 filed with the SEC on October 30, 2000;

  . Our Quarterly Report on Form 10-Q for the fiscal quarter ended November
    30, 1999 filed with the SEC on January 14, 2000;

  . Our Quarterly Report on Form 10-Q for the fiscal quarter ended February
    29, 2000 filed with the SEC on April 14, 2000;

  . Our Quarterly Report on Form 10-Q for the fiscal quarter ended May 31,
    2000 filed with the SEC on July 17, 2000;

  . Our Quarterly Report on Form 10-Q for the fiscal quarter ended September
    30, 2000 filed with the SEC on November 14, 2000 and Amendment No. 1 thereto filed on Form 10-Q/A with the SEC on November 22, 2000;

  . Our Current Report on Form 8-K dated February 17, 2000 filed with the SEC on February 18, 2000;

  . Our Current Report on Form 8-K dated March 17, 2000 filed with the SEC on
    April 3, 2000 and Amendment No. 1 thereto filed on Form 8-K/A with the SEC on May 25, 2000;

  . Our Current Report on Form 8-K dated June 2, 2000 filed with the SEC on
    June 19, 2000 and Amendment No. 1 thereto filed on Form 8-K/A with the SEC on June 28, 2000;

  . Our Current Report on Form 8-K dated July 31, 2000 filed with the SEC on
    August 14, 2000;

  . Our Current Report on Form 8-K dated August 21, 2000, filed with the SEC on August 24, 2000;

  . Our Current Report on Form 8-K dated September 8, 2000 filed with the SEC on September 11, 2000;

  . Our Current Report on Form 8-K dated September 18, 2000 filed with the
    SEC on September 29, 2000;

  . Our Current Report on Form 8-K dated September 28, 2000 filed with the
    SEC on October 10, 2000;

  . The description of our common stock contained in our Registration
    Statement on Form 10 filed with the SEC on July 1, 1998, as amended; and

  . All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date this Registration Statement is filed with the SEC and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of those documents.

   A statement contained in a document incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated herein modifies or replaces such statement. Any statements so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

   Not applicable.

Item 5. Interests of Named Experts and Counsel.

   Not applicable.

Item 6. Indemnification of Directors and Officers.

   Officers and directors of Leap are covered by the provisions of the Delaware General Corporation Law ("DGCL"), the charter, the bylaws, individual indemnification agreements with Leap and insurance policies which serve to limit, and, in some instances, to indemnify them against, certain liabilities which they may incur in such capacities. These various provisions are described below.

   Elimination of Liability in Certain Circumstances. In June 1986, Delaware enacted legislation which authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. This duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all significant information reasonably available to them. Absent the limitations now authorized by such legislation, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting negligence or gross negligence in the exercise of their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The charter limits the liability of Directors to Leap or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by such legislation. Specifically, the directors of Leap will not be personally liable for monetary damages for breach of a director's fiduciary duty as director, except for liability:

  . for any breach of the director's duty of loyalty to Leap or its stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . for unlawful payments of dividends or unlawful share repurchases or redemptions as provided in Section 174 of the DGCL; or

  . for any transaction from which the director derived an improper personal benefit.

   Indemnification and Insurance. As a Delaware corporation, Leap has the power, under specified circumstances generally requiring the directors or officers to have acted in good faith and in a manner they reasonably believe to be in or not opposed to Leap's best interests, to indemnify its directors and officers in connection with actions, suits or proceedings brought against them by a third party or in the name of Leap, by reason of the fact that they were or are such directors or officers, against expenses, judgments, fines and amounts paid in settlement in connection with any such action, suit or proceeding. The bylaws generally provide for mandatory indemnification of Leap's directors and officers to the full extent provided by Delaware corporate law. In addition, Leap has entered into indemnification agreements with its directors and officers which generally provide for indemnification of the officers and directors to the fullest extent permitted under Delaware law, including under circumstances for which indemnification would otherwise be discretionary under Delaware law.

   Leap has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of Leap, or is or was a director or officer of Leap serving at the request of Leap as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Leap would have the power or obligation to indemnify him or her against such liability under the provisions of its charter or bylaws.

Item 7. Exemption from Registration Claimed.

   Not applicable.

Item 8. Exhibits.

  Exhibit
  Number                          Description of Exhibit
  -------                         ----------------------
  4.1(1)   Form of Common Stock Certificate.

  4.2.1(2) Letter, dated as of May 5, 1999, from Qualcomm Incorporated
           (Qualcomm) to the Registrant.

  4.2.2(3) Superceding Warrant, dated as of August 9, 1999, issued to Qualcomm.

  4.2.3(3) Form of Voting Agreement, dated as of April 1, 1999, between the
           Registrant and various officers and directors of Qualcomm
           Incorporated.

  4.2.4(3) Amended and Restated Agreement Concerning Share Ownership, dated as of August 4, 1999, between the Registrant and Qualcomm Incorporated.

  4.3.1(4) Rights Agreement, dated as of September 14, 1998, between the
           Registrant and Harris Trust Company of California.

  4.3.2(5) First Amendment to Rights Agreement, dated as of March 30, 2000, between the Registrant and Harris Trust Company of California.

  4.3.3(5) Second Amendment to Rights Agreement, dated as of March 30, 2000, between the Registrant and Harris Trust Company of California.

  4.4(6) Warrant Agreement, dated as of February 23, 2000, by and between the Registrant and State Street Bank and Trust Company (including Form of Warrant Certificate).

  4.5(6)   Warrant Registration Rights Agreement, dated as of February 23,
           2000, by and between the Registrant and Morgan Stanley & Co.
           Incorporated.

  4.6(7)   Leap Wireless International, Inc. 2000 Stock Option Plan.

  5.1*     Opinion of Latham & Watkins.

 23.1*     Consent of PricewaterhouseCoopers LLP, independent accountants.

 23.2*     Consent of PricewaterhouseCoopers, independent accountants.

 23.3*     Consent of Latham & Watkins. Reference is made to Exhibit 5.1.

 24.1*     Power of Attorney (included in signature page).

--------
*Filed herewith.

(1) Filed as an exhibit to the Registrant's Registration Statement on Form 10, as amended (File No. 0-29752), and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999, as filed with the SEC on April 14, 1999, and incorporated herein by reference.

(3) Filed as an exhibit to the Registrant's Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-64459) dated August 10, 1999, and incorporated herein by reference.

(4) Filed as an exhibit to the Registrant's Current Report on Form 8-K dated September 14, 1998, and incorporated herein by reference.

(5) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 2000, as filed with the SEC on July 17, 2000, and incorporated herein by reference.

(6) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 29, 2000, as filed with the SEC on April 14, 2000, and incorporated herein by reference.

(7) Filed as an exhibit to Registrant's Current Report on Form 8-K dated September 28, 2000, as filed with the SEC on October 10, 2000, and incorporated herein by reference.

Item 9. Undertakings.

   (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on this 21st day of November, 2000.

                                                /s/ Thomas D. Willardson
                                          By: _________________________________
                                                    Thomas D. Willardson
                                               Senior Vice President, Finance
                                                       and Treasurer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harvey P. White and James E. Hoffmann and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

      /s/ Harvey P. White            Chief Executive Officer and    November 21, 2000
____________________________________  Director
          Harvey P. White


    /s/ Thomas D. Willardson         Senior Vice President,         November 21, 2000
 ____________________________________  Finance and Treasurer
        Thomas D. Willardson

     /s/ Thomas J. Bernard           Vice Chairman, President --    November 21, 2000
 ____________________________________  International Business
         Thomas J. Bernard            Division and Director

      /s/ Susan G. Swenson           President, Chief Operating     November 21, 2000
 ____________________________________  Officer and Director
          Susan G. Swenson

                                     Director                       November   , 2000
 ____________________________________
    Alejandro Burillo Azcarraga

        /s/ Jill E. Barad            Director                       November 21, 2000
____________________________________
           Jill E. Barad

             Signature                           Title                   Date
             ---------                           -----                   ----

       /s/ Anthony R. Chase          Director                       November 21, 2000
____________________________________
          Anthony R. Chase


       /s/ Robert C. Dynes           Director                       November 21, 2000
 ____________________________________
          Robert C. Dynes

                                     Director                       November   , 2000
 ____________________________________
           Scot B. Jarvis

       /s/ John J. Moores            Director                       November 21, 2000
 ____________________________________
           John J. Moores

                                     Director                       November   , 2000
 ____________________________________
         Michael B. Targoff

     /s/ Jeffrey P. Williams         Director                       November 21, 2000
____________________________________
        Jeffrey P. Williams

                                 EXHIBIT INDEX

 Exhibit
 Number                           Description of Exhibit
 -------                          ----------------------
   4.1(1) Form of Common Stock Certificate.

 4.2.1(2) Letter, dated as of May 5, 1999, from Qualcomm Incorporated
          (Qualcomm) to the Registrant.

 4.2.2(3) Superceding Warrant, dated as of August 9, 1999, issued to Qualcomm.

 4.2.3(3) Form of Voting Agreement, dated as of April 1, 1999, between the
          Registrant and various officers and directors of Qualcomm
          Incorporated.

 4.2.4(3) Amended and Restated Agreement Concerning Share Ownership, dated as of August 4, 1999, between the Registrant and Qualcomm Incorporated.

 4.3.1(4) Rights Agreement, dated as of September 14, 1998, between the
          Registrant and Harris Trust Company of California.

 4.3.2(5) First Amendment to Rights Agreement, dated as of March 30, 2000, between the Registrant and Harris Trust Company of California.

 4.3.3(5) Second Amendment to Rights Agreement, dated as of March 30, 2000, between the Registrant and Harris Trust Company of California.

   4.4(6) Warrant Agreement, dated as of February 23, 2000, by and between the Registrant and State Street Bank and Trust Company (including Form of
          Warrant Certificate).

   4.5(6) Warrant Registration Rights Agreement, dated as of February 23, 2000, by and between the Registrant and Morgan Stanley & Co. Incorporated.

   4.6(7) Leap Wireless International, Inc. 2000 Stock Option Plan.

   5.1*   Opinion of Latham & Watkins.

  23.1*   Consent of PricewaterhouseCoopers LLP, independent accountants.

  23.2*   Consent of PricewaterhouseCoopers, independent accountants.

  23.3*   Consent of Latham & Watkins. Reference is made to Exhibit 5.1.

  24.1*   Power of Attorney (included in signature page).

--------
 *  Filed herewith.

(1) Filed as an exhibit to the Registrant's Registration Statement on Form 10, as amended (File No. 0-29752), and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999, as filed with the SEC on April 14, 1999, and incorporated herein by reference.

(3) Filed as an exhibit to the Registrant's Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-64459) dated August 10, 1999, and incorporated herein by reference.

(4) Filed as an exhibit to the Registrant's Current Report on Form 8-K dated September 14, 1998, and incorporated herein by reference.

(5) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 2000, as filed with the SEC on July 17, 2000, and incorporated herein by reference.

(6) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 29, 2000, as filed with the SEC on April 14, 2000, and incorporated herein by reference.

(7) Filed as an exhibit to Registrant's Current Report on Form 8-K dated September 28, 2000, as filed with the SEC on October 10, 2000, and incorporated herein by reference.